UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2005

Date of Report (Date of earliest event reported)

FILENET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15997	95-3757924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3565 Harbor Boulevard Costa Mesa, California 92626 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (714) 327-3400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2005, the company issued a press release announcing that as a result of Mr. George Klaus’ resignation from the company’s board of directors the company no longer complied with Nasdaq’s Marketplace Rule 4350 that requires the audit committee be composed of at least three independent directors. The company received a letter dated December 22, 2005 from the Nasdaq acknowledging the non-compliance and confirming that the company has a cure period in which to regain compliance lasting until the earlier of the company’s next annual shareholder’s meeting or December 21, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibits:	Description of Document
99.1	Press Release dated December 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILENET CORPORATION

Date:	December 29, 2005
		By:	/s/ Philip C. Maynard
		Name:	Philip C. Maynard
		Title:	Chief Legal Officer and
Senior Vice President

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated December 29, 2005.

Exhibit 99.1

George Klaus Resigns from FileNet Board of Directors

COSTA MESA, Calif. – December 29, 2005 — FileNet Corporation (Nasdaq: FILE), the leading provider of Enterprise Content and Business Process Management solutions, today announced that effective December 21, 2005, Mr. George Klaus resigned from the company’s board of directors. On December 22, 2005, the company notified the staff of the Nasdaq National Market that, as a result of Mr. Klaus’ resignation, the company no longer complied with Nasdaq’s Marketplace Rule 4350, which requires that the audit committee be composed of at least three independent directors. The company received a letter dated December 22, 2005 from the Nasdaq acknowledging the non-compliance and confirming that the company has a cure period in which to regain compliance lasting until the earlier of the company’s next annual shareholders’ meeting or December 21, 2006. Currently, the company’s audit committee is composed of two independent directors. The company has engaged a search firm to assist with recruiting one or more qualified, independent directors.

About FileNet

FileNet Corporation (NASDAQ: FILE) helps organizations make better decisions by managing the content and processes that drive their business. FileNet’s Enterprise Content Management (ECM) and BPM solutions allow customers to build and sustain competitive advantage by managing content throughout their organizations, automating and streamlining their business processes, and providing a spectrum of connectivity needed to simplify their critical and everyday decision-making.

FileNet ECM products are designed to deliver a broad set of capabilities that integrate with existing information systems to provide cost-effective solutions that solve real-world business problems.

Exhibit 99.1

Since the Company’s founding in 1982, more than 4,000 organizations, including more than three quarters of the FORTUNE 100, have taken advantage of FileNet solutions for help in managing their mission-critical content and processes.

Headquartered in Costa Mesa, Calif., the Company markets its innovative ECM solutions in more than 90 countries through its own global sales, professional services and support organizations, as well as via its ValueNet® Partner network of resellers, system integrators and application developers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the anticipated benefits and performance of FileNet’s products, FileNet’s products’ support of industry standards, and integration with third party products, systems and services. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are FileNet’s ability to develop, complete, introduce, market, distribute and gain market acceptance for its products and technologies in a timely manner; unforeseen technical difficulties related to the development and optimization of FileNet’s products; announcements of technological innovations, new products or product enhancements by FileNet or its competitors; general market conditions; and other factors detailed in the FileNet’s filings with the United States Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q.

Note to editors: FileNet and ValueNet are registered trademarks of FileNet Corporation. All other company or product names referenced in this release may be trademarks or registered trademarks of their respective owners.

# # #

Investor Contact:

Greg Witter

FileNet Corporation

Phone: 714-327-3405

Email: gwitter@filenet.com

Media Contact:

Carol Thornton

FileNet Corporation

Phone: 714-327-3746

Email: cthornton@filenet.com